CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





We consent to the reference to our firm in the Registration statement on Form N-1A of The Elite Group and to the use of our report dated November 10, 2005 on the financial statements and financial highlights of The Elite Income Fund and The Elite Growth and Income Fund, each a series of shares of The Elite Group. Such financial statements and financial highlights appear in the 2005 Annual Report to Shareholders which is incorporated by reference in the Registration Statement and Prospectus.




                                                    /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
February 17, 2006